INTELIDATA TECHNOLOGIES CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 1999
                        (in thousands, except share data)

ASSETS
  CURRENT ASSETS
     Cash and cash equivalents                                                 $     11,051
     Accounts receivable, net of allowances of $870 in 1999                           2,368
     Prepaid expenses and other current assets                                           20
                                                                               ------------
         Total current assets                                                        13,439

  NONCURRENT ASSETS
     Property and equipment, net                                                        141
     Other assets                                                                       175
                                                                               ------------
TOTAL ASSETS                                                                   $     13,755
                                                                               ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
     Accounts payable                                                          $      1,868
     Accrued expenses and other liabilities                                             962
     Deferred revenues                                                                2,342
     Net liabilities of discontinued operations                                       2,585
                                                                               ------------
         Total current liabilities                                                    7,757

  NONCURRENT LIABILITIES
     Deferred revenues                                                                    -
                                                                               ------------
TOTAL LIABILITIES                                                                     7,757

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $0.001 par value; authorized 5,000,000 shares;
         600 shares issued and outstanding (1)                                            1
     Common stock, $0.001 par value; authorized 60,000,000 shares; issued
         33,690,698 shares in 1999; outstanding 33,009,198 shares in 1999                34
     Additional paid-in capital                                                     256,678
     Treasury stock, at cost                                                         (2,064)
     Deferred compensation                                                             (128)
     Accumulated deficit                                                           (248,523)
                                                                               ------------
TOTAL STOCKHOLDERS' EQUITY                                                            5,998
                                                                               ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $     13,755
                                                                               ============

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                       INTELIDATA TECHNOLOGIES CORPORATION
                  NOTES TO CONDENSED CONSOLIDATED BALANCE SHEET
                              ENDED AUGUST 31, 1999
                                   (Unaudited)


(1)      Subsequent Events

         Subsequent to August 31, 1999, 80 shares of preferred stock were converted into 434,348 shares of common stock including dividends. The preferred shares accrue dividends at 4% annually and are convertible based on an aggregate conversion value of $6,000,000.

(2)      Basis of Presentation

         The condensed consolidated balance sheet of InteliData Technologies Corporation as of August 31, 1999 presented in this 8-K is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such balance sheet have been included. Such adjustments consist only of normal recurring items.